Truth Social — $DJT
@truthsocial

🚨 VOTE NOW: Which color do you prefer for our new Truth gems?

- Spring Green
- Coral

40,937 votes · 1 day left

Truth Social — $DJT
@truthsocial · 3h

Trump Media has begun public BETA testing the new Truth+ subscription TV streaming plan, the Patriot Package. The plan provides ultra-fast streaming of premium, non-woke news channels, a wider video on demand selection, boosted comments on Truth Social, a Truth Social red check, and exclusive Truth+ badge. You can join the BETA test with a free trial of the Patriot Package by clicking on this link: player.truthsocial.tv/subscrip...

In the near future, based on their level of engagement with the platforms, Patriot Package subscribers will accumulate gems on their Truth Social accounts. These will eventually be tied to a utility token on both Truth Social and Truth+. We'd like your feedback as we design the gems. Please participate in this poll and let us know which design looks best.



13.2k
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Donald J. Trump
@realDonaldTrump • 1y
'H SOCIAL IS THE REAL VOICE OF
RICA. IT'S "HOT!" MAGA2024
3k 7.53k 30.7k
13.2k



13.2k
TRUTH.
TRUTI
or You
Following
Groups
@DevinN... @TrueGe... @DanSca... @Donald
Donald J. Trump
@realDonaldTrump • 1y
'H SOCIAL IS THE REAL VOICE OF
RICA. IT'S "HOT!" MAGA2024
3k 7.53k 30.7k
13.2k

561 ReTruths **1.9k** Likes

Jul 09, 2025, 4:32 PM